Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-203534, 333-221715 and 333-252513 on Form S-3 and Registration Statement Nos. 333-202876, 333-218457, 333-226589 and 333-234453 on Form S-8 of B. Riley Financial, Inc. of our report dated March 16, 2023, relating to the financial statements of Babcock & Wilcox Enterprises, Inc. incorporated by reference in B. Riley Financial, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2022.

/S/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

March 16, 2023